UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   May 3, 2011

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11374	33-0580106
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
 (Address of principal executive offices and Zip Code)

(760) 741-2111
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On and effective May 3, 2011, the Board of Directors of Realty Income Corporation (the “Company”), approved modifications to the Company’s form of indemnification agreement for its officers and directors.  The following is a summary of changes to the form of indemnification agreement, which is qualified in its entirety by reference to the form of indemnification agreement filed as Exhibit 10.1 hereto.

The changes to the form of indemnification agreement include revising the provisions of the standard for indemnification to more closely track the language of the Maryland General Corporation Law, the statute pursuant to which the Company was incorporated, and to make certain procedural changes and clarifications to the current form of agreement.  The Company intends to have its directors and officers replace existing indemnification agreements with the revised form.  Under both the current indemnification agreements and the agreement as revised, the Company will indemnify directors and officers to the maximum extent permitted under Maryland law.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

10.1	Form of Indemnification Agreement for directors and officers of Realty Income Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	REALTY INCOME CORPORATION
By:/s/ MICHAEL R. PFEIFFER Michael R. Pfeiffer Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                      Description

10.1	Form of Indemnification Agreement for directors and officers of Realty Income Corporation.